UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON D.C. 20549



                            FORM 8-K



                         CURRENT REPORT



             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                        November 3, 1997
        Date of Report (Date of earliest event reported)


             MID-AMERICA APARTMENT COMMUNITIES, INC.
       (Exact Name of Registrant as Specified in Charter)



       TENNESSEE                    1-12762                 62-1543819
(State of Incorporation)   (Commission File Number)    (I.R.S. Employer
                                                        Identification Number)




                  6584 POPLAR AVENUE, SUITE 340
                    MEMPHIS, TENNESSEE 38138
            (Address of principal executive offices)

                         (901) 682-6600
       Registrant's telephone number, including area code





     (Former name or address, if changed since last report)

Item 5.  Other event.

The Company released the following press release on November 5, 1997. The audited Historical Summary of Gross Income and Direct
Operating Expenses of the property for the previous fiscal year is included herein as an exhibit.


Memphis, TN: November 5, 1997. Mid-America Apartment Communities, Inc. (NYSE:MAA) announced the purchase on November 3 of Hermitage at Beechtree, a 194 unit apartment community located in Cary, North Carolina. Built in 1985, Hermitage at Beechtree has an average rent of $648 and is 98% occupied. The Company, in an all cash transaction, paid $8,936,200 or $46,063 per unit for the property. This acquisition brings MAA's presence in North Carolina to 738 units. The property will be managed from Mid-America's regional office in Winston Salem, NC.

Mid-America Apartment Communities, Inc. is a self-administered, self-managed Real Estate Investment Trust which owns and manages 22,453 apartments (including 126 under development) throughout the southern crescent of the U.S. The Company recently announced its intention to merge with Flournoy Development Company which will bring the total number of apartments owned by the merged Companies to 32,342 including 2,236 under development.


For further information, contact Simon R.C. Wadsworth at
 (901) 682-6668, ext. 104. 6584 Poplar Ave., Suite 340, Memphis,
 TN  38138, (901) 682-6600  FAX: (901) 682-6667

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         MID-AMERICA APARTMENT COMMUNITIES, INC.


Date:  November 19, 1997        /s/ Simon R.C. Wadsworth
      ----------------------    -----------------------------
                                Simon R.C. Wadsworth
                                Executive Vice President
                               (Principal Financial and Accounting Officer)